Exhibit 10.3

DEBT CONVERSION AGREEMENT

THIS DEBT CONVERSION AGREEMENT ("AGREEMENT"), dated as January, ___2012, by and between BLAST ENERGY SERVICES, INC., a Texas corporation (the "Company"), and the undersigned individual (the "Holder").

RECITALS

WHEREAS, the Holder has provided and/or currently provides services to the Company and has accrued certain unpaid salary, fee and/or vacation obligations with the Company as of December 31, 2011, as listed on the signature page hereto (the “Accrued Pay”);

WHEREAS, concurrently with or following the execution of this Agreement, the Company, Pacific Energy Development Corp., a Nevada corporation ("PEDCO") and Blast Acquisition Corp., a Nevada corporation and wholly-owned subsidiary of the Company ("Merger Sub"), have entered, or will enter, into a Plan of Reorganization (as the same may be amended from time to time, the "Merger Agreement"), providing for, among other things, the merger (the "Merger") of Merger Sub and PEDCO pursuant to the terms and conditions of the Merger Agreement;

WHEREAS, the current public stock price of the Company, as traded on the OTC markets under the symbol BSEV.OB, is $0.015 per share;

WHEREAS, the Holder believes it is in its best interests that the Merger take place, and as a condition to its willingness to enter into the Merger Agreement, PEDCO has required that the Holder execute and deliver this Agreement; and

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties hereinafter set forth, the parties hereto hereby agree as follows:

1.	DEBT CONVERSION.

(a)
The Holder hereby agrees, subject to the conditions set forth herein, to convert its Accrued Pay into shares of the Company's common stock (the “Common Stock” and the "Conversion Shares") at a conversion price of Two Cents ($0.02) per share (the "Debt Conversion"), within one (1) day’s notice by the Company, and which shall be not more than five (5) business days prior to the record date of the Shareholder Meeting (detailed below).

(b)
The Company shall cause a meeting of its shareholders ("Shareholder Meeting") to be duly called and held at some time after the date of execution of this Agreement for the purposes of voting on the Merger and/or matters related thereto.  In connection with such Shareholder Meeting, the Company will prepare and mail to its shareholders a proxy statement and all other proxy materials (the "Proxy Statement") for such meeting.

(c)
Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement shall take place at a closing ("Closing") to be held on the date on which the last of the conditions set forth in Section 4 below are fulfilled or waived, at the offices of the Company, or at such other time, date or place as the parties may agree upon in writing.

2.	REPRESENTATIONS AND WARRANTIES OF COMPANY. The Company hereby represents and warrants to the Holder as follows:

(a)
The Conversion Shares to be issued and delivered to the Holder upon conversion of the Accrued Pay have been duly authorized and when issued upon such conversion, will be validly issued, fully-paid and non-assessable. The issuance of the Conversion Shares will be exempt from registration pursuant to Section 4(2) or Regulation D promulgated under the Securities Act of 1933, as amended ("Securities Act") and such Conversion Shares be "restricted securities" as defined under Rule 144 promulgated under the Securities Act.

(b)
The Company has full legal power to execute and deliver this Agreement and to perform its obligations hereunder. All acts required to be taken by the Company to enter into this Agreement and to carry out the transactions contemplated hereby have been properly taken, and this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms and does not conflict with, result in a breach or violation of or constitute (or with notice of lapse of time or both constitute) a default under any instrument, contract or other agreement to which the Company or its subsidiaries is a party.

(c)
No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

(d)
The Company has made available to the Holder prior to the execution of this Agreement true and complete copies of all quarterly, annual and current reports and other statements filed by it with the Commission as of the date of this Agreement.  Each of such filings with the Commission (collectively, the "SEC Filings"), as of its filing date did not contain any untrue statement of a material fact or omit a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which such statements were made.

3.	REPRESENTATIONS AND WARRANTIES OF THE HOLDER. The Holder hereby represents and warrants to the Company as follows:

(a)
The Holder has full legal power to execute and deliver this Agreement and to perform its obligations hereunder. All acts required to be taken by such Holder to enter into this Agreement and to carry out the transactions contemplated hereby have been properly taken; and this Agreement constitutes a legal, valid and binding obligation of such Holder enforceable in accordance with its terms.

(b)	The Holder has been given an opportunity to ask questions and receive answers from the officers and directors of the Company and to obtain additional information from the Company.

(c)
The Holder is an “accredited investor” within the meaning of  Rule 501 of Regulation D of the Securities Act, as presently in effect, and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company's securities and has obtained, in its judgment, sufficient information about the Company to evaluate the merits and risks of an investment in the Company.

(d)
The Holder is relying solely on the representations and warranties contained in Section 2 hereof and in certificates delivered hereunder in making it decision to enter into this Agreement and consummate the transactions contemplated hereby and no oral representations or warranties of any kind have been made by the Company or its officers, directors, employees or agents to such Holder.

(e)
The Holder acknowledges that it has been represented by independent legal counsel in the preparation of this Agreement.  Holder represents that it has consulted with independent legal counsel and/or tax, financial and business advisors, to the extent the Holder deemed necessary, and Holder acknowledge that this Agreement may have adverse tax consequence for the Holder.  Each party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation.  Accordingly, any rule of law, including but not limited to any decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it, is of no application and is hereby expressly waived.  The provisions of this Agreement shall be construed as a whole and in accordance with its fair meaning to affect the intentions of the parties and this Agreement

4.	CONDITIONS TO CLOSING.

(a)	The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment of the following conditions:

(i)	The representations and warranties the Holder set forth in Section 3 hereof shall be true and correct on and as of the Closing date and a certificate certifying such shall be delivered.

(ii)
All proceedings, corporate or otherwise, to be taken by the Holder in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken and all necessary consents, approvals or authorizations of any governmental or regulatory authority or other third party required to be obtained by the Company or the Holder shall have been obtained in form and substance reasonably satisfactory to the Company.

(iii)	The Company has agreed to set a record date for the Shareholder Meeting to approve the Merger and related transactions not later than five (5) business days after the Debt Conversion.

(b)	The obligations of the Holder to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment of the following conditions:

(i)
All proceedings, corporate or otherwise, to be taken by the Company in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken and all necessary consents, approvals or authorizations of any governmental or regulatory authority or other third party required to be obtained by the Company or the Holder shall have been obtained in form and substance reasonably satisfactory to the Holder.

(ii)
The representations and warranties of the Company set forth in Section 2 hereof shall be true and correct on and as of the Closing date and the Company has agreed to set a record date for the Shareholder Meeting to approve the Merger and related transactions not later than five (5) business days after the Debt Conversion.

5.	TERMINATION. This Agreement may be terminated:

(a)
At the option of any party in the event that the record date for the Shareholder Meeting has not occurred by June 1, 2012 and such delay was not as a result of any breach of this Agreement by the terminating party; or

(b)
By the Holder if a majority of the Company's Board of Directors has withdrew or modified in a manner material adverse to the Holder its approval or recommendation of the Debt Conversion or Merger prior to setting of the record date for the Shareholder Meeting.

6.	MISCELLANEOUS.

(a)	Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

(b)
This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

(c)	This Agreement shall be a contract made under and governed by the laws of the State of California.

(d)	All obligations of the Company and rights of the Holder expressed herein shall be in addition to and not in limitation of those provided by applicable law.

(e)
This Agreement shall be binding upon the Company, the Holder and their respective successors and assigns, and shall inure to the benefit of the Company, the Holder and their respective successors and permitted assigns.

(f)
The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person or entity.

(g)	All amendments or modifications of this Agreement and all consents, waivers and notices delivered hereunder or in connection herewith shall be in writing.

(h)
This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect thereto.

(i)
Each party hereto shall pay its own costs and expenses, attorneys' fees, incurred by it with respect to the negotiation, execution, delivery and performance of this Agreement, including any expenses of enforcing this provision. This provision shall survive termination of the Agreement.

(j)
 WAIVER OF JURY TRIAL. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(k)
SPECIFIC PERFORMANCE. THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT ANY REMEDY AT LAW FOR ANY BREACH OF THE PROVISIONS OF THIS AGREEMENT WOULD BE INADEQUATE, AND EACH PARTY HERETO HEREBY CONSENTS TO THE GRANTING BY ANY COURT OF AN INJUNCTION OR OTHER EQUITABLE RELIEF, WITHOUT THE NECESSITY OF ACTUAL MONETARY LOSS BEING PROVED, IN ORDER THAT THE BREACH OR THREATENED BREACH OF SUCH PROVISIONS MAY BE EFFECTIVELY RESTRAINED.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

BLAST ENERGY SERVICES, INC.

By: /s/
Name:
Title:

By: /s/
Name:
Title:

Amount of unpaid salary and/or fees, as of December 31, 2011: $__________________

Amount of accrued vacation (if any) as of December 31, 2011: $___________________